CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Financial Services Fund:

We consent to the use of our report dated April 4, 2001, incorporated in this Registration Statement by reference, to the Putnam Financial Services Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                            KPMG LLP
Boston, Massachusetts
June 25, 2001